Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 6 of the Registration Statement on Form S-1 (No. 333-176097) of Chuy’s Holdings, Inc. of our report dated May 16, 2012, except for Note 17, as to which the date is                     , relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ McGladrey LLP

Dallas, Texas

June 12, 2012